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                                                                    EXHIBIT 99.3

                 [AMERICAN APPRAISAL CHINA LIMITED LETTERHEAD]

November 7, 2007

Yingli Green Energy Holding Company Limited
No. 3055, Middle Fuxing Road
Baoding 071051, China

Dear Sirs,


CONSENT OF INDEPENDENT APPRAISER

We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes and with respect to
(i) our report issued to Yingli Green Energy Holding Company Limited (the "Company") on March 30, 2007 in respect of valuations of the Company's ordinary shares, Series A preferred shares and a warrant issued in connection with the Series A preferred Shares, in each case, as of September 28, 2006, (ii) our report issued to the Company on March 30, 2007 in respect of valuations of the Company's ordinary shares, Series B preferred shares, in each case, as of December 20, 2006, (iii) our report issued to the Company on March 30, 2007 in respect of valuations of the Company's ordinary shares and stock options granted under the Company's 2006 Stock Incentive Plan, in each case, as of December 31, 2006, (iv) our report issued to the Company on March 30, 2007 in respect of valuations of the Company's ordinary shares and non-vested restricted ordinary shares granted to certain officers and directors of the Company and Boading Tianwei Yingli New Energy Resources Co., Ltd. ("Tianwei Yingli"), in each case, as of January 19, 2007, (v) our report issued to the Company on March 30, 2007 in respect of valuations, as of each of November 20, 2006 and December 18, 2006, of intangible assets of Tianwei Yingli relating to purchase price allocation, and (vi) our report issued to the Company on August 8, 2007 in respect of valuation, as of June 25, 2007, of intangible assets of Tianwei Yingli relating to purchase price allocation in the Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") filed or to be filed by the Company with the U.S. Securities and Exchange Commission. We also hereby consent to classification of us as an expert under Section 11(a)(4) of the Securities Act of 1933, as amended, the reference to our name and all other disclosure relating to us in the section captioned "Experts" in the Registration Statement and the filing of this letter as an exhibit to the Registration Statement.



                                            Yours faithfully,

                                            /s/ AMERICAN APPRAISAL CHINA LIMITED